Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

     The undersigned, being the Chief Executive Officer and Chief Financial Officer of HCC Insurance Holdings, Inc. (the “Company”), as the administrator of the HCC Insurance Holdings, Inc. 401(k) Plan (the “Plan”), pursuant to 18 U.S.C. § 1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, do hereby certify to the best of their knowledge with respect to the Annual Report of the Plan on Form 11-K, as filed with the Securities and Exchange Commission for the year ended December 31, 2002, (the “Report”):

1.	that the Report fully complies with all requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	that the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

June 26, 2003	/s/ STEPHEN L. WAY

(Date)	Stephen L. Way, Chairman of the Board, Chief Executive Officer and President

June 26, 2003	/s/ EDWARD H. ELLIS, JR.

(Date)	Edward H. Ellis, Jr., Executive Vice President and Chief Financial Officer